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                                                                    Exhibit 21.1



                 LIST OF SUBSIDIARIES (AS OF DATE JAN 10, 2006)

1.   Focus Media (China) Holding Limited
2.   Focus Media Technology (Shanghai) Company Ltd.
3.   Shanghai Focus Media Advertising & Communication Co., Ltd.
4.   Shanghai Focus Media Digital & Information Company Ltd.
5.   Shanghai Focus Media Advertising Co., Ltd.
6.   Shanghai On Target Advertising Co., Ltd.
7.   Xi'an Focus Media Culture & Information Communication Company Ltd.
8.   Yunnan Focus Media Advertising Company Ltd.
9.   Dalian Focus Media Advertising Company Ltd.
10.  Nanjing Focus Media Advertising Company Ltd.
11.  Chongqing Geyang Focus Media Advertising Company Ltd.
12.  Zhejiang Honglu Focus Media Advertising Company Ltd.
13.  Wuhan Geshi Focus Media Advertising Company Ltd.
14.  Changsha Century Focus Media Advertising Company Ltd.
15.  Qingdao Focus Advertising Company Ltd.
16.  Sichuan Focus Media Advertising Company Ltd.
17.  Shanghai Qianjian Advertising Company Ltd.
18.  Shanghai Perfect Media Culture & Advertising Company Ltd.
19.  Guangzhou Foke Advertising Company Ltd.
20.  Hebei Focus Media Advertising Company Ltd.
21.  Tianjin Focus Tongsheng Advertising Company Ltd.
22.  Zhuhai Focus Media Culture and Communication Company
23.  Xiamen Guomao Focus Media Advertising Company Ltd.
24.  Shenzhen Bianjie Building Advertising Co., Ltd.
25.  Hefei Focus Advertising Company Ltd.
26.  Xiamen Focus Media Advertising Co., Ltd.
27.  Shenyang Focus Media Advertising Co., Ltd.
28.  Fuzhou Focus Culture Communication Company Ltd.
29.  Ji Nan Focus Media Advertising Co., Ltd.
30.  Shanghai New Perfect Media Culture & Advertising Company Ltd.
31.  Defeng Information & Technology (Shanghai) Co., Ltd.
32.  Shanghai New Focus Media Advertising Co., Ltd.
33.  Shanghai Frame Media Advertising Development Co. Ltd.
34.  Shanghai New Frame Media Advertising Co. Ltd.
35.  Guangzhou Shiji Shenghuo Advertising Company Ltd.
36.  Focus Media Qingdao Limited
37.  Focus Media Changsha Limited
38.  Focus Media Dalian Limited
39.  Focus Media Tianjian Limited
40.  Focus Media Hebei Limited
41.  Perfect Media Holding Limited
42.  Capital Beyond Limited
43.  Sorfari Holding Limited
44.  InfoAchieve Limited